UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 22, 2014, we appointed Daniel Palazzo to serve as our Vice President and Chief Accounting Officer, effective January 15, 2015. Upon assumption by Mr. Palazzo of his position as our principal accounting officer, Thomas E. Wirth, our Executive Vice President and Chief Financial Officer, will cease to be our principal accounting officer and will continue as our Executive Vice President and Chief Financial Officer. Mr. Wirth assumed the additional role of, and responsibilities associated with, our principal accounting officer on November 24, 2014 upon termination on that date of Gabriel J. Mainardi as our principal accounting officer.
Mr. Palazzo, age 44, has been employed by us since 1999. Currently, Mr. Palazzo is a Vice President of Asset Management in our Pennsylvania Region, a position he has held since 2006. From 2004 until 2006, Mr. Palazzo served as the Director of Operations for our New Jersey Region. Mr. Palazzo served as our Corporate Controller from his arrival in 1999 until 2004. Prior to joining us, Mr. Palazzo received his CPA in Pennsylvania and worked for Arthur Andersen in its commercial audit division, where he concentrated on real estate, construction and financial services industries. Mr. Palazzo received a BA in Accounting from the University of Delaware.
There is no arrangement or understanding with any person pursuant to which Mr. Palazzo will assume the role of, and responsibilities associated with, serving as our principal accounting officer. There are no family relationship between Mr. Palazzo and any of our trustees or executive officers, and Mr. Palazzo is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
We have not entered into a written employment agreement Mr. Palazzo. He receives an annual base salary commensurate with his duties and is eligible for an annual incentive compensation award. Mr. Palazzo is also eligible to participate in our equity-based incentive plans and other benefit plans and arrangements available to our officers and employees as described in our Proxy Statement filed with the Securities and Exchange Commission on April 11, 2014.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By: /s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership L.P.,
By: Brandywine Realty Trust, its sole General Partner

By: /s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: December 22, 2014